SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2002

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or other Jurisdiction of Incorporation)

000-28167	51-2126573

(Commission File Number)	(IRS Employer Identification No.)

600 Telephone Avenue, Anchorage, Alaska	99503

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(907) 297-3000

Former Name or Former Address, if Changed Since Last Report

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.3

Item 5. Other Events and Regulation FD Disclosure.

     Carl H. Marrs submitted his resignation as a director of Alaska Communications Systems Group. Inc (the “Company”) effective as of October 2, 2002. Mr. Marrs has served as a director of the Company since July 1999. Mr. Marrs cited concerns regarding the time and effort of his other commitments as his reasons for tendering his resignation. A copy of Mr. Marrs’ resignation letter is attached hereto as Exhibit 99.3 The Company is actively searching for a replacement.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits

99.3	Resignation letter of Carl H. Marrs, dated October 2, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 10-Q to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 17, 2002	ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. /s/ Kevin P. Hemenway Kevin P. Hemenway Senior Vice President and Chief Financial Officer (Principal Accounting Officer)